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                                                              EXHIBIT 10.2

                              CONSULTING AGREEMENT
                              --------------------


                        Made this 1 day of January, 2003

                                     Between

                          Safe Mail International Ltd.,
                             Registration No. 414840
                        a Company duly incorporated under
                     the laws of the British Virgin Islands
                                 (the "COMPANY")

                                       and

                                Mr. Matis Cohen,
                                 I.D. _________
                               (the "CONSULTANT").


WHEREAS the Company wishes to hire the services of the Consultant for the purpose of providing consulting services to the Company; and

WHEREAS the Consultant warrants that he is able and willing to perform his duties upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE,                     in consideration of the foregoing and the
                                    mutual promises and covenants contained
                                    herein, the parties hereto agree as follows:

1. ENGAGEMENT Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant as a non-exclusive consultant to the Company in the field of the business of the Company, as specified in Section 3 below and the Consultant accepts such engagement.

2. DUTIES OF THE CONSULTANT The Consultant shall provide the Company with the consulting services, for a limited period specified in Section 3 hereunder. The consulting services, shall include, among others, the following services:

2.1. Consulting services in connection with the financing and funding, distribution, marketing and/or selling of the Company's products; and general managerial activities.

2.2. Any additional general consulting services in connection with the subject matter mentioned in Section 1 above, as may be required by the Company from time to time, (collectively, the "Consulting Services").

2.3. The Consultant shall not be entitled, under any circumstances, to undertake on behalf of the Company and/or to bind the Company towards any third party in any way whatsoever (unless a specific prior written consent has been given by the Company).

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2.4. The Consultant shall perform all the Consulting Services under this
Agreement personally.

2.5. The Consultant shall submit to the Company monthly, reports indicating and detailing the hours worked by the Consultant, including detailed tasks performed by the Consultant during such hours.

2.6. The Consultant shall perform the services at the Company's premises or at any other location as the Company may decide from time to time. The Consultant may be required to travel abroad, including for the purposes of attending at the Company's potential customers, partners, distributors, etc.

2.7. The Consultant shall keep records of all work undertaken in relation to the provision of the Consulting Services and, at the Company's request, shall make them available for inspection and/or provide copies to the Company.

2.8. The Consultant warrants and undertakes that there is no legal, commercial, contractual or other restriction, which precludes or might preclude the Consultant from completely performing his obligations pursuant to the Agreement.

3. DURATION

3.1. This Agreement shall commence on January 1, 2003 and shall terminate on December 31, 2005. Thereafter, either party may, for any reason whatsoever, terminate this Agreement upon 90 days written notice to the other party.

3.2. Notwithstanding anything to the contrary herein contained, the Company shall have the right to terminate this Agreement, with immediate effect, in the event that the Consultant shall have breached this Agreement or any of his duties under this Agreement and such breach shall not have been cured within 10 days of the date the Consultant shall have been notified of such breach. The Consultant shall, immediately upon termination or expiration of this Agreement, for any reason whatsoever, return to the Company all documents, CD's or other magnetic media, letters, reports and any other material relating to the Company's business, as well as any equipment and/or other property belonging to the Company placed at his disposal, and shall delete any data relating to the Company or its business from his computers.

4. CONSIDERATION

4.1. In consideration for the provision of the Consulting Services, the Company shall pay the Consultant a monthly consulting fee of US$5,000, exclusive of VAT for the period ending Dec 31 2003 and thereafter a monthly consulting fee of US$6,500, exclusive of VAT (the "Consulting Fee").

4.2. Within 10 days after the end of each calendar month, the Consultant shall furnish the Company with a tax invoice in respect of the Consulting Services rendered during that month, together with the monthly report. The Company shall pay the Consulting Fee to the Consultant not later than 15 days after receipt of such invoice. The Consultant shall provide the Company with a receipt no later than 7 days after the receipt of the Consulting Fee.

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4.3. The Consultant shall be entitled to reimbursement of any direct (out of pocket) expenses actually incurred and paid in the rendering of the Consulting Services, including communications (Cell phone telephone Internet) and car allowance, such expenses shall be followed by a report of expenses, inclusive of a tax invoice from the Consultant, shall have been submitted to the Company. In the event that the Consultant is required to travel abroad, the Company shall reimburse any direct (out of pocket) expenses, including flights and accommodation.

4.4. The consideration detailed in this Section 4 shall be the Consultant's sole compensation under this Agreement, and he (or any third party on his behalf) shall not be entitled to receive any further compensation of any kind whatsoever in connection with the performance of his duties under this Agreement.

5. CONFIDENTIALITY AND PROPRIETARY RIGHTS

5.1. The Consultant hereby expressly undertakes to maintain any information of a confidential nature, of any kind, whether written or otherwise, related to the Company and/or any of its affiliates and /or any of its products and/or services (or any part thereof), the Company's business, or any part thereof ("Confidential Information") which has been, or will in the future be disclosed:

5.1.1. to the Consultant in the rendering of the Consulting Services to the Company; or

5.1.2. under circumstances imposing an obligation of confidentiality, in strict confidence at all times, and the Consultant shall not use Confidential Information (or any part of it) in any manner, nor disclose, transmit, inform or make available to any entity, person or body, any of the Confidential Information except as provided herein.

5.2. The Consultant further undertakes to engage in all reasonable action required to preserve and protect the Confidential Information and the Company's rights to that information.

5.3. The Consultant hereby acknowledges the right, title and interest of the Company in and to the Confidential Information. The Consultant shall not, at any time, infringe, contest, dispute or question such right, title or interest or aid others in doing so, directly or indirectly.

5.4. The disclosure to the Consultant of the Confidential Information or his use of the Confidential Information under this Agreement shall not be construed in any way as granting the Consultant any right or license with respect to the Confidential Information other than the right to use same strictly in accordance with the terms and conditions of this Agreement.

5.5. The Consultant hereby, and for no additional consideration, irrevocably assigns, and undertakes to assign in the future, to the Company, all and any right, title and interest in and to all inventions, developments, ideas, trade secrets, professional secrets, innovations, Confidential Information, designs, inventions and any other rights (whether patentable or unpatentable and whether or not reduced to practice) made or discovered by the Consultant (or with the Consultant) in the course, and/or as a result, of providing the Consulting Services to the Company. The Company may protect any invention and/or patent and/or trade secret and/or professional secret and/or innovation as


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aforesaid by way of registration and/or in any other manner. The costs associated with any registration and or assignment contemplated by this Section 5 shall be borne by the Company.

5.6. The Consultant undertakes that, upon demand by the Company, on termination of this Agreement for any reason whatsoever and for a period of 12 months thereafter, he shall sign any document which, in the discretion of the Company and/or those deriving title under it, is required in order to file an application for patent or copyright protection (or any other intangible right capable of registration), in order to protect the interests of the Company and/or those deriving title under it in any invention and/or patent and/or trade secret and/or profession secret and/or innovation as aforesaid.

5.7. The provisions of this Section 5 shall survive the termination of this Agreement or the relations between the parties.

6. RESTRAINT OF TRADE The Consultant agrees that he shall not, during the period of this Agreement and for a period of 12 months thereafter, whether alone or jointly with others or as an agent, consultant or employee of any person, firm or company, directly or indirectly, carry on or engage in any activity or business which may be in competition (directly or indirectly), with the business of the Company.

7.   THE NATURE OF THE CONTRACTUAL RELATIONSHIP

7.1. The Consultant shall perform his undertakings hereunder as an independent contractor, and there shall be no employee-employer relationship whatsoever between him and the Company. The Consultant hereby irrevocably and expressly waives any claim or demand in connection with Employer - Employee relationship, and further declares that he acknowledges that the consideration agreed with the Company under this Agreement is based upon his declaration and the absence of such relationship.

7.2. The Consultant may not assign any or all of his rights under this Agreement to another party, whether by contract, will or operation of law, without the Company's prior written consent.

8.   MISCELLANEOUS

8.1. This Agreement sets forth the entire agreement between the parties, and supersedes any prior written or oral arrangements or understandings (except for any signed Non Disclosure Agreement between the parties, if any). This Agreement may not be amended or modified except in a written document signed by both parties.

8.2. This Agreement shall be governed by the laws of USA. The courts of NY State shall have exclusive jurisdiction over any dispute or matter in connection with this Agreement.

8.3 Any notice required or permitted hereunder shall be given in writing and deemed to have been duly given on the day of service, if served personally, or 5
(five) days after the date of mailing, if mailed by registered mail, postage prepaid and addressed as follows:

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                  The Company:                       The Consultant:

                  -------------------                --------------------

                  -------------------                --------------------

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                  Tel________________                ____________________
                  Fax________________                ____________________


Signed on                                   at



  /s/ Amiram Ofir
----------------------------------
for the Company
(who warrants that he is
duly authorized thereto)


Signed on                                   at


  /s/ Matis Cohen
----------------------------------
the Consultant

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